SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 24, 2002

Angeion Corporation

(Exact name of Registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

350 Oak Grove Parkway

Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 484-4874

Items 1, 2, 4, 6, 8 and 9 are not applicable and therefore omitted.

Item 3.                    Bankruptcy or Receivership.

                On June 17, 2002, Angeion Corporation (“Angeion” or the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota, Third Division (the “Court”).

                On October 24, 2002, the Court entered an order confirming a Joint Modified Plan of Reorganization dated September 4, 2002 (the “Plan”).  The Plan is effective as of the first business day after the date of confirmation, which is October 25, 2002.  Upon the effectiveness of the Plan, Messrs. Arnold Angeloni, John Penn, Richard Jahnke and Jeffrey Schmitz will constitute the Board of Directors of the Company.

In connection with the effectiveness of the Plan, the Company adopted Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) on October 25, 2002.  Under the Articles of Incorporation, the Company has authorized twenty-five million (25,000,000) shares of common stock $.10 par value and five million (5,000,000) shares of undesignated preferred stock.  However, the Company may not issue any non-voting shares of its stock prior to November 1, 2003.  The Articles of Incorporation grant the Creditors’ Committee, formed under that Plan of Reorganization, filed June 17, 2002 (the “Creditors’ Committee”) in the U.S. Bankruptcy Court, District of Minnesota, the right to designate four (4) directors at any time.  This right terminates on the earlier of: (i) January 1, 2006 or (ii) the date on which the former holders of the Company’s 7½% Senior Convertible Notes due April 2003 (the “Notes”) collectively own less than forty percent (40%) of the outstanding shares of common stock.  Until this right is terminated, there will be at least one (1) director serving as a Designee of the Creditors’ Committee.  The unanimous vote of the Designee(s) of the Creditors’ Committee is required for the Board of Director’s to approve (a) a merger of the Company with or into another entity or (b) a sale of all or substantially all of the assets of the Company.

                Under the Bylaws, for a period of three years after the end of the fiscal year in which this Plan is confirmed, no purchase of the Company’s common stock may be made by any beneficial owner of 5% or greater of the Company’s common stock (or any person who would become a 5% or greater owner as a result of the purchase), unless the transfer is approved in advance by the Company’s Board of Directors.  Further, each beneficial owner of 5% or greater of the Company’s common stock immediately following confirmation of the Plan is prohibited from transferring more then 60% of such holder’s common stock during the two year period after confirmation, unless the transfer is approved in advance by the Board of Directors.

                As of June 17, 2002, the date the petition was filed with the Court, there were 3,594,627 shares of the Company’s common stock issued and outstanding (the “Old common stock”).  As a result of the Plan, all of the Company’s Old common stock has been canceled and all options and warrants to purchase the Company’s Old common stock existing as of the petition date have been canceled.

To effectuate the Plan, the Company will issue up to 3,594,627 shares of its common stock in replacement of the Old common stock (the “Replacement common stock”).

Under the Plan, each holder of the Company’s Notes and each holder of certain other unsecured claims will receive such holder’s pro rata share of 95% of the Replacement common stock.  Each holder of the Company’s Old common stock will receive a pro rata share of 5% of the Replacement common stock and one common stock purchase warrant for each share of Replacement common stock (the “New Warrants”).  The New Warrants expire on October 31, 2007 and are subject to redemption by the Company under certain circumstances.  The exercise price of the New Warrant is $7.79 per share of common stock issuable upon exercise.  The New Warrants will be issued pursuant to a Warrant Agreement between the Company and the Company’s transfer agent, Wells Fargo Bank Minnesota, N.A., as warrant agent.

The Company will also reserve 600,000 shares of its Replacement common stock for issuance upon exercise of stock options to be issued to employees pursuant to the Angeion Corporation 2002 Stock Option Plan.  The 2002 Stock Option Plan provides, however, that options to purchase no more than 359,463 shares of the Company’s common stock may be issued in the first two years after the confirmation of the Plan without approval of the Designee of the Creditors Committee.

                Attached to this Current Report on Form 8-K are: (i) an unaudited pro forma consolidated balance sheet as of September 30, 2002, (ii) a pro forma consolidated statement of operations for the three months ended September 30, 2002 and (iii) a pro forma consolidated statement of operations for the nine months ended September 30, 2002, including adjustments to reflect (a) confirmation of the Plan and (b) the receipt of license revenue, net of related transaction expenses, of $2,900,000 on October 18, 2002.

On October 28, 2002, the Company issued a press release regarding the Court’s confirmation of the Plan, which press release is attached hereto as Exhibit 99.1

Item 5.                    Other Events.

                On October 18, 2002, the Company received $2,900,000 in cash as license revenue, net of related transaction expenses, from the settlement of a patent infringement suit.  This cash payment is reflected in the Company’s pro forma financial statements attached to this Current Report on Form 8-K.

Item 7.                    Financial Statements And Exhibits

(a)           Financial Statements

(i)                                     Unaudited pro forma consolidated balance sheet of Angeion Corporation as of September 30, 2002

(ii)                                  Unaudited pro forma consolidated statement of operations for the three months ended September 30, 2002

(iii)                               Unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2002

(b)                                  Exhibits

2.1                                 Joint Modified Plan of Reorganization dated as of September 4, 2002 (incorporated by reference to exhibit of the same number of the Company’s Registration Statement on Form 8-A (File No. 001-13543) filed on October 28, 2002 (the “Form 8-A”)).

3.1                                 Amended and Restated Articles of Incorporation of Angeion Corporation (incorporated by reference to exhibit of the same number of the Form 8-A).

3.2                                 Amended and Restated Bylaws of Angeion Corporation (incorporated by reference to exhibit of the same number of the Form 8-A).

4.1                                 Form of Common Stock Certificate (incorporated by reference to exhibit of the same number of the Form 8-A).

4.2                                 Form of Common Stock Purchase Warrant Certificate (incorporated by reference to exhibit of the same number of the Form 8-A).

4.3                                 Warrant Agreement dated as of October 25, 2002, by and between Angeion Corporation and Wells Fargo Bank Minnesota, N.A., as Warrant Agent (incorporated by reference to exhibit of the same number of the Form 8-A).

99.1                           Press Release dated October 28, 2002.

99.2                           Order in re: Angeion Corporation Case No. 02-32260 issued on October 24, 2002 by the United States Bankruptcy Court, District of Minnesota, Third Division confirming the Joint Modified Plan of Reorganization dated as of September 4, 2002 (incorporated by reference to exhibit of the same number on the Company’s Registration Statement of the Form 8-A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: October 31, 2002
	By:	/s/ Dale H. Johnson
Dale H. Johnson
Chief Financial Officer

(a)           Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

                The following pro forma consolidated financial statements of the Company illustrate the presently estimated financial effects of the implementation of the Company’s Plan of Reorganization and its adoption of fresh start reporting principles as contained in the American Institute of Certified Public Accountants’ Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”).  The pro forma consolidated balance sheet as of September 30, 2002 is presented as if the Company had adopted fresh start reporting on that date.  The pro forma consolidated statements of operations for the three and nine months ended September 30, 2002 have been presented as if the Company had emerged from Chapter 11 bankruptcy proceedings and adopted fresh start reporting as of January 1, 2002, the first day of fiscal 2002.

These pro forma consolidated financial statements reflect the adjustments outlined in the Company’s Plan of Reorganization with respect to the conversion of debt to equity.  Under terms of the Plan, the holders of the Company’s 7 1/2% Senior Convertible Notes due April 2003, agreed to convert the debt to equity.  They and other holders of certain unsecured claims received a pro rata share of 95% of replacement common shares to be issued pursuant to the Plan.  The conversion has taken place and all outstanding notes have been cancelled.  The pro forma consolidated balance sheet has also been adjusted to reflect the $2,900,000 in cash received on October 18, 2002 for license revenue, net of related transaction expenses.

Under SOP 90-7, the value of the Company’s investment in Medical Graphics Corporation must be determined and allocated to this subsidiary’s net assets in conformity with the procedures specified by Accounting Principles Board Opinion No. 16, “Business Combinations.”  The valuation must be accomplished despite the fact that Medical Graphics was not part of the Chapter 11 filing.  Although the Company is not aware of any adjustment that will be required in connection with this valuation, the Company anticipates that it will obtain an appraisal from an independent third party to determine the value of its investment in the net assets of Medical Graphics.  The only adjustment included in the pro forma consolidated financial statements that is associated with revaluing the net assets of Medical Graphics is the Company’s characterization of historical “goodwill” as “reorganization value in excess of identifiable assets.”  Accordingly, final allocations may differ from the amounts reflected herein and as a consequence may affect operating results and financial condition.

The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable under the circumstances.  The estimated reorganization equity value of the Company for purposes of these pro forma consolidated financial statements is approximately $20 million.

ANGEION CORPORATION AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet

(unaudited, in thousands except share data)

	September 30, 2002
	Historical	Fresh Start Reporting Adjustment		Other Adjustments		Pro-Forma
Assets
Current assets:
Cash and cash equivalents	$1,707			$2,900	(a)	$4,607
Accounts receivable	6,469			(2,900)	(a)	3,569
Inventories	3,041					3,041
Prepaid expenses and other current assets	66					66
Total current assets	11,283	—		—		11,283

Net non-current assets of discontinued operations	24					24
Equipment and fixtures	919					919
Intangible assets	10,098					10,098
Goodwill	1,935	(1,935)	(b)			—
Reorganization value in excess of identifiable assets		1,935	(c)			1,935
	$24,259	$—		$—		$24,259

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$810					$810
Employee compensation	705					705
Deferred income	1,047					1,047
Warranty reserve	116					116
Net current liabilities of discontinued operations	164					164
Other liabilities and accrued expenses	751					751
Total current liabilities not subject to compromise	3,593	—		—		3,593
Current liabilities subject to compromise	21,266	(21,266)	(d)			—
Total current liabilities	24,859	(21,266)		—		3,593

Shareholders’ equity (deficit):
Common stock, $0.10 par value. Authorized
25,000,000 shares; issued and outstanding
3,594,627 shares	36	323	(e)			359
Additional paid-in capital	124,011	(103,704)	(f)			20,307
Accumulated deficit	(124,647)	124,647	(g)			—
Total shareholders’ equity (deficit)	(600)	21,266		—		20,666
	$24,259	$—		$—		$24,259

ANGEION CORPORATION AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

(unaudited, in thousands except per share amounts)

	Three Months Ended September 30, 2002
	Historical	Fresh Start Reporting Adjustments		Pro Forma
Revenues
Equipment and supply sales	$3,439			$3,439
Service revenue	792			792
	4,231	—		4,231
Cost of goods sold
Cost of equipment and supplies	2,327			2,327
Cost of service revenue	166			166
	2,493	—		2,493

Gross margin	1,738	—		1,738

Operating expenses:
Selling and marketing	1,291			1,291
General and administrative	614			614
Research and development	306			306
Amortization of intangibles	207			207
Reorganization items	(177)	177	(h)	—
	2,241	177		2,418

Operating loss	(503)	(177)		(680)

Other income (expense):
Licensing revenue, net	2,900			2,900
Interest income	2			2
Interest expense	—			—

Income before taxes	2,399	(177)		2,222

Provision (benefit) for taxes	—			—

Net income	$2,399	$(177)		$2,222

Net income per share — basic and diluted	$0.67	$(0.05)		$0.62

Weighted average common shares outstanding	3,595	3,595		3,595

ANGEION CORPORATION AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

(unaudited, in thousands except per share amounts)

	Nine Months Ended September 30, 2002
	Historical	Fresh Start Reporting Adjustments		Pro Forma
Revenues
Equipment and supply sales	$10,237			$10,237
Service revenue	2,303			2,303
	12,540	—		12,540
Cost of goods sold
Cost of equipment and supplies	7,062			7,062
Cost of service revenue	417			417
	7,479	—		7,479

Gross margin	5,061	—		5,061

Operating expenses:
Selling and marketing	3,705			3,705
General and administrative	1,839			1,839
Research and development	927			927
Amortization of intangibles	567			567
Impairment loss on intangible assets	1,085			1,085
Reorganization items	96	(96)	(h)	—
	8,219	(96)		8,123

Operating loss	(3,158)	96		(3,062)

Other income (expense):
Licensing revenue, net	2,900			2,900
Interest income	9			9
Interest expense	(877)	877	(i)	—

Loss before taxes	(1,126)	973		(153)

Provision (benefit) for taxes	(92)			(92)

Net loss	$(1,034)	$973		$(61)

Net loss per share — basic and diluted	$(0.29)	$0.27		$(0.02)

Weighted average common shares outstanding	3,595	3,595		3,595

Explanations for the Fresh Start Reporting Adjustments and Other Adjustments are keyed to the following paragraphs:

Balance Sheet Adjustments

a)                                  Cash and cash equivalents have been adjusted to reflect the amount of cash that was received on October 18, 2002 for licensing revenue, net of related transaction expenses.  Such amount was reflected in accounts receivable as of September 30, 2002.

b)                                 Goodwill has been eliminated in accordance with fresh start reporting.  A like amount has been reflected as reorganization value in excess of identifiable assets.

c)                                  Reorganization value in excess of amounts allocable to identifiable assets was established in accordance with fresh start reporting.  This amount is treated like goodwill and will not be amortized but rather evaluated for impairment on a periodic basis.

d)                                 This identifies current liabilities subject to compromise including the Company’s 7 1/2% Senior Convertible Notes due April 2003, unpaid interest on the Notes and certain other unsecured liabilities.  The Noteholders and holders of certain other unsecured claims received replacement common stock in accordance with the Plan.

e)                                  Common stock has been increased by $323,000 to reflect the change in par value from $0.01 to $0.10.

f)                                    Additional paid in capital has been adjusted to reflect: (i) an increase of $21,266,000 to reflect the conversion from debt to equity of the Notes, interest and other unsecured debt in exchange for the issuance of 95% of the outstanding shares to the Company’s creditors in accordance with the Plan, (ii) a $124,647,000 reduction of paid-in capital in connection with the related elimination of accumulated deficit in accordance with fresh start accounting and (iii) a decrease of $323,000 to reflect a change in par value from $0.01 to $0.10.

g)                                 The accumulated deficit has been eliminated as required by fresh start reporting.

Statement of Operations Adjustments

h)                                 Reorganization items have been eliminated.  The reorganization items include professional fees, write-down of equipment held for sale, costs of mailing to shareholders and noteholders and a gain from reduction of future rental obligations.

i)                                     Interest expense has been eliminated to reflect the assumed conversion of the Notes to equity as of January 1, 2002.

In the opinion of management, the accompanying pro forma consolidated historical financial statements contain all adjustments necessary to fairly present the financial position of the Company as of September 30, 2002 and the results of operations for the three and nine months ended September 30, 2002.  Pro forma operating results for the three and nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.  For further information, refer to the financial statements and notes thereto included in Angeion Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2001.